Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and incorporation by reference of our report dated February 14, 2014, relating to the financial statements and financial highlights of MFS Research International Portfolio (“Research International Portfolio”) for the year ended December 31, 2013, appearing in the Annual Report on Form N-CSR of MFS Variable Insurance Trust II (“Trust II”) and to the incorporation by reference of our report dated February 14, 2014, relating to the financial statements and financial highlights of MFS Research International Series (“Research International Series”) for the year ended December 31, 2013, appearing in the Annual Report on Form N-CSR of MFS Variable Insurance Trust (“Trust I”), in the Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of Trust II (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 14, 2014, relating to the financial statements and financial highlights of Research International Portfolio for the year ended December 31, 2013, in: (i) Research International Portfolio’s Prospectus dated April 30, 2014, which in turn is included in and incorporated by reference in the Registration Statement; and (ii) Trust II’s Statement of Additional Information dated April 30, 2014, which in turn is incorporated by reference in the Prospectus/Proxy Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the incorporation by reference of our report dated February 14, 2014, relating to the financial statements and financial highlights of Research International Series for the year ended December 31, 2013, in Research International Series’ Prospectus and Trust I’s Statement of Additional Information, each dated April 30, 2014, both of which are in turn incorporated by reference in the Prospectus/Proxy Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus/Proxy Statement, “Representations and Warranties” (section 4, paragraphs 4.1(f) and 4.2(g)) in the Agreement and Plan of Reorganization, and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 9, 2014